EXHIBIT 10.1

                            EXCLUSIVE PATENTS LICENSE


     THIS LICENSE AGREEMENT made and entered into this 8th day of June 2000 by and between P.D.C. Innovative Industries, a Nevada Corporation ("LICENSEE") and David Sowers, an Individual ("SOWERS").

     WHEREAS, SOWERS, is the owner of the following Patents and pending Patents, as more fully described on Exhibit A hereto and incorporated herein, collectively referred to as the "Patents:

     1. HYPO STERILE 2000, a device used to dispose of contaminated hypodermic syringes and other intrusive medical instrument at the site of use.
     2. POCKET PITCH DIAL LEVEL, a level with an adjustable center level dial and bulb, 4" fixed length and weighs 6 ounces.
     3. THE POCKET LEVEL, a level with a fixed center level bulb, 4" fixed length and weighs 3 ounces
     4. THE 18" DIAL LEVEL, a level with a fixed center level dial and bulb, 18" collapsed length that extends to 24" and 30", weighs 40 ounces.
     5. THE 18" STANDARD LEVEL, a level with an adjustable center level dial and bulb, 18" collapsed length that extends to 24" and 30", weighs 26 ounces.
     6. THE SQUARING LEVEL, similar in appearance to a traditional framing square, 90 degree arms extend to 12" and can be extended to 12" x 18" and 18" x 18" squaring levels on both ends, 45 degree squaring level at arm joint, weighs 32 ounces,
     7.   THE PERFECT SEAL, an innovative heat/cool air conserving door seal.
     8.   THE FLUSH MIZER, a water saving valve for toilet tanks -

     WHEREAS, LICENSEE researches, develops, manufacturers and distributes innovative products for the construction and healthcare industries.

     WHEREAS, SOWERS wishes to grant and LICENSEE wishes to obtain an exclusive License for the use of the Patents.

     WHEREAS, SOWERS and LICENSEE wish to enter into a formal, written licensing agreement granting LICENSEE the exclusive License to use the Patents, upon the terms and conditions contained herein.

     NOW THEREFORE, the parties hereto in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the promises and covenants contained herein, agree as follows:

1.     GRANT.     SOWERS  grants  to  LICENSEE  the  exclusive  right to modify,
       ----
customize, maintain, incorporate, manufacture, sell, and otherwise utilize and practice the above stated Patents, all improvements thereto and all technology related to the process, throughout the world. This license shall apply to any extension or re-issue of the Patents.

2.     TERM.     This  License  shall  be  for  the  life of the Patents and any
       ----
renewal  thereof,  subject  to  termination  as  provided  for  herein.

3.     CONSIDERATION.
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       (a)    Common Stock    As consideration for the License granted hereunder
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LICENSEE shall issue to SOWERS, 12,000,000 shares of the LICENSEE'S Common Stock
(the "Shares"). The Shares shall be valued at fair market value as of the date of this Agreement,


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       (b)    Protection  Against  Dilution.    Upon the occurrence of any stock
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dividend,  stock  split,  combination or exchange of shares, reclassification or recapitalization of the Company's common stock, reorganization of the Company, consolidation with or merger into or sale or conveyance of all or substantially all of the Company's assets to another corporation or any other similar event which serves to decrease the number of Shares issued pursuant to this Agreement (the "Event"), SOWERS shall receive, as additional consideration, that number of shares equal to the difference between the 12,000,000 Shares issued hereunder and the number of Shares SOWERS has remaining subsequent to the event.

      (c) In addition, the LICENSEE shall pay to SOWERS a royalty based upon the net selling price of all products and goods in which the Patents is used, before taxes and after deducting the direct cost of the product and commissions or discounts paid (the "Royalty"). The Royalty shall be as follows:


            GROSS SALES                                    PERCENTAGE
            -----------                                    ----------
            $0 to $1,999,999 in gross sales                   10%

            $2,000,000 to $3,999,999 in gross sales            9%

            $4,000,000 to $6,999,999 in gross sales            8%

            $7,000,000 to $9,999,999 in gross sales            7%

            Greater than $10,000,000 in gross sales            6%


For purposes of this paragraph, Net Sales shall mean the dollar amount earned from the sale by the Company, both international and domestic, before taxes minus the cost of the goods sold and commissions or discounts paid.

     (1) In the event that such products are used by the LICENSEE directly, or are disposed of in another manner than sale, the royalty shall be calculated on the customary price for similar goods. In the event that any products made under the license are sold to a corporation, which is controlled by or is a subsidiary of LICENSEE, the royalty shall be determined by the re-sale price.

     (2) Beginning the second year of this Agreement the minimum annual Royalty shall be $250,000. In the event that the minimum is not paid in the first three quarterly payments in each year, sufficient funds shall be paid in the final quarter's payment. Sums shall not carry over from year to year.

     (3) Royalties shall be paid on a quarterly basis, with a report of sales and payment due no later than 15 days after the end of the quarter. LICENSEE shall permit SOWERS, and SOWERS' agents reasonable access to any and all of the records of LICENSEE related to the use of the Patents and to Royalties. Such accountings shall be deemed final if LICENSEE receives no objection or request for audit within 1 year following receipt of such accounting. In the event of a dispute, the parties shall appoint a disinterested certified public accountant to conduct an audit. Each party may present argument or materials to the certified public accountant. The decision of the certified public accountant shall be final and may be entered as a judgment in any court with jurisdiction. The prevailing party shall pay the cost of the audit. In the event that the parties cannot agree on a disinterested certified public accountant, each party shall appoint a certified public accountant and the two shall appoint a third certified public accountant, and the majority of those persons shall appoint the single disinterested Certified Public Accountant. The expense of the panel of appointment shall be borne by each party equally. Interest at the highest legal rate shall accrue on any unpaid royalties.


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5.     IMPROVEMENTS.     In  the event of any improvement of the Patents, SOWERS
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shall  disclose  these improvements to the LICENSEE, and the LICENSEE shall have the  right  to  use  and  practice  the  improvements.

6.     ASSISTANCE.     SOWERS  shall  provide  reasonable  cooperation  and
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assistance  to  LICENSEE  as  to  the  practice  and  use  of  the  Patents.

7.     ACKNOWLEDGEMENTS
        ---------------

     (a) LICENSEE acknowledges and agrees that SOWERS is the sole owner of the Patents and all proprietary information in connection with the Patents and that such information constitutes trade secrets of SOWERS', which are revealed to the LICENSEE in confidence and that no right is given to or acquired by the LICENSEE to disclose, duplicate, license, sell or reveal any portion thereof, except as contemplated by this Agreement.

8.     BOOKS  AND  RECORDS.  LICENSEE shall maintain full and accurate books and
       -------------------
records showing production and sales of the products subject to the Patents (the Products") and shall furnish weekly reports with respect thereto in a form that may be reasonably specified from time to time by SOWERS, LICENSEE shall afford SOWERS or its representatives a reasonable opportunity once every week, during business hours and on at least 24 hours' prior notice, to conduct an examination of LICENSEE'S books and records relating to this Agreement in order to ensure that LICENSEE is meeting its obligations to SOWERS as provided in this Agreement. In the event that any review of the books and records of LICENSEE indicates that it has failed to properly account to SOWERS and the amount due SOWERS is in excess of 5% of the total amount due, LICENSEE shall promptly pay to SOWERS the sum due together with 18% per annum interest calculated on a 360 day year and any costs including professional fees incurred by SOWERS in reviewing the books and records of LICENSEE.

9.     CONFIDENTIALITY.     It is understood and agreed that any of SOWERS trade
       ---------------
secrets or Proprietary Information that may from time to time be made available to become known to LICENSEE are to be treated as confidential, are to be used solely in connection with LICENSEE's performance under the terms of this Agreement and are not to be disclosed to any persons other than employees of LICENSEE who have a reasonable need for access thereto in connection with LICENSEE's performance of its duties hereunder. Reasonable measures shall be taken to protect the confidentiality of SOWERS' trade secrets, Proprietary Information and any memoranda or papers containing trade secrets or Proprietary Information of SOWERS that LICENSEE may receive in connection herewith are to be returned to SOWERS upon request. LICENSEE's obligations and duties under this section shall survive any termination of this Agreement. If this LICENSEE is a corporation or other legal entity, LICENSEE shall have all officers, directors, partners and beneficial owners of any equity interest to execute such agreement as may be prepared by SOWERS agreeing to be bound by paragraphs 10, 11 and 12 of this Agreement.

10.     INDEMNIFICATION OF SOWERS     LICENSEE shall indemnify and save harmless
        -------------------------
SOWERS and his employees and agents from and against any loss, claim or damage including reasonable attorney's fees, resulting from any negligence or breach of warranty by LICENSEE in connection with the preparation, packaging, sale or distribution of the Products or other product of LICENSEE. With respect to the risks thus assumed, LICENSEE shall maintain a policy of contractual liability insurance in the minimum amount of $1,000,000 single unit coverage with an insurer satisfactory to SOWERS, and shall cause this insurer to provide SOWERS within 15 days after the date of this Agreement with an appropriate certificate of insurance evidencing this contractual liability insurance coverage, which may not be materially modified or canceled on less than 30 days prior written notice to SOWERS. At the request of SOWERS, LICENSEE will defend SOWERS and his employees and agents in connection with any claim, suit, action, or proceeding covered by this indemnification.


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11.     TRADE SECRETS AND PROPRIETARY INFORMATION.     Subject to the foregoing,
        -----------------------------------------
LICENSEE acknowledges the validity of and ownership by SOWERS of the trade secrets and Proprietary Information in connection with the sale of the Products and agrees to take no action that would prejudice or interfere with the validity or ownership. All use of the trade secrets and Proprietary Information by LICENSEE under this Agreement shall inure to the exclusive benefit of SOWERS.

12.     INJUNCTIVE  RELIEF.     SOWERS shall have the right to injunctive relief
        -------------------
to enforce the covenants of paragraphs 10 and 11 of this Agreement, without having to plead or prove irreparable harm or lack of adequate remedy at law in addition to any other relief to which it may be entitled at law or in equity.

13.     ABSOLUTE  RESTRICTION ON TRANSFER WITHOUT SOWERS' CONSENT.     The grant
        ----------------------------------------------------------
of the license hereunder is unique to LICENSEE and may not be transferred, or in effect transferred in whole or in part, whether by independent agreement, acquisition by another party of LICENSEE's capital stock or assets, mortgage pledge, lease or other assignment as security, merger, consolidation or other reorganization, the succession by another party to LICENSEE's business by operation of law, as a consequence of any transaction that results in a change in the ownership or right of control of LICENSEE or otherwise unless SOWERS has expressly consented in writing thereto.

In the event that there is an acquisition by another party of LICENSEE's capital stock or assets, mortgage pledge, lease or other assignment as security, merger, consolidation or other reorganization, the succession by another party to LICENSEE's business by operation of law, as a consequence of any transaction that results in a change in the ownership or right of control of LICENSEE or otherwise, without SOWERS' specific written consent as to that event or occurrence, SOWERS, at his sole option may immediately terminate this Agreement.

This Agreement shall immediately terminate, without further action on the part of any party, in the event that insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, designating LICENSEE as the bankrupt or insolvent, are instituted, pending or threatened or if LICENSEE makes an assignment for the benefit of creditors or takes any action with a view to, or that would constitute the basis for, the institution of any such insolvency proceedings.

14.     TERMINATION  BY SOWERS UPON NOTICE.     This Agreement may be terminated
        ----------------------------------
at any time by SOWERS in the event that LICENSEE shall fail to perform any of the covenants and obligations herein. Upon written notice of termination delivered to LICENSEE by SOWERS, stating the nature and character of the breach and allowing LICENSEE an opportunity to cure such failure within 15 days after giving notice, if the failure has not been corrected by LICENSEE within the 15 day period SOWERS may terminate this Agreement forthwith without the requirement of any additional notice to LICENSEE to that effect. Notwithstanding the above, SOWERS is not required to give LICENSEE the opportunity to correct a default that is a repetition within any 12 month period of a prior default for the same cause and may terminate this Agreement forthwith by written notice.

15.     WAIVER.  The failure of either party to give notice of nonperformance or
        ------
termination shall not constitute a waiver of the covenants, terms, or conditions herein or of the rights of either party thereafter to enforce those covenants, terms, or conditions or to terminate this Agreement upon any subsequent occurrence or date.

16.     ACTIONS  TO  BE TAKEN UPON TERMINATION OF LICENSE.  Upon the termination
        -------------------------------------------------
of this Agreement, except as may otherwise be provided herein, the license and all rights and privileges granted to LICENSEE under this Agreement shall immediately cease and terminate and LICENSEE in the absence of a renewal agreement shall thereupon immediately discontinue forever (i) the production and sale of the Products and (ii) the use of the Patents trade secrets and Proprietary Information in connection with LICENSEE's business.

17.     ASSIGNMENT  AND  TRANSFER.     This  License  may  not  be  assigned  or
        --------------------------
transferred by LICENSEE except with the prior approval of SOWERS, which shall be at his sole discretion.


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18.     FURTHER  ASSURANCES.  The parties agree to execute and deliver from time
        -------------------
to time at the request of any of the other parties to this Agreement and without further consideration, such additional documents and to take such other action necessary to consummate the transactions contemplated herein.

19.     NOTICES.  All  notices, offers, acceptance and any other acts under this
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Agreement  (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

LICENSEE                                P.D.C. Innovative Industries
                                        3701 N.W. 126th Avenue
                                        Corporate Park, Bay 5
                                        Coral Springs, Florida 33065.


SOWERS                                  David Sowers
                                        4411 NW 105th Terrace
                                        Coral Springs, Florida 33065

or to such other address as either of them, by written notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

20.     GOVERNING  LAW.  This  Agreement and any dispute, disagreement, or issue
        --------------
of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be brought in a court of competent jurisdiction in Broward County, Florida and governed or interpreted according to the internal laws of the State of Florida.

21.     ENTIRE  AGREEMENT.  This  Agreement  constitutes  the  entire  Agreement
        -----------------
between the parties and supersedes all prior oral or written agreements regarding the same subject matter.

22.     SEVERABILITY CLAUSE.  In the event any parts of this Agreement are found
        -------------------
to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

23.     SUCCESSORS.  Subject to the provisions of this Agreement, this Agreement
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shall  be  binding upon and inure to the benefit of the parties hereto and their respective  successors  and  assigns.

24.     SECTION  AND  PARAGRAPH HEADINGS.  The section and paragraph headings in
        --------------------------------
this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

25.     AMENDMENT.  This  Agreement  may  be  amended  only  by an instrument in
        ---------
writing  executed  by  all  parties  hereto.

26.     COUNTERPARTS.  This  Agreement  may  be  executed  in  one  or  more
        ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature, provided however that original signatures must be provided within five business days from the date of signing.

IN WITNESS WHEREOF, Licensee and Sowers have executed this Agreement as of the date and year first above written.

     /s/David  Sowers,  Individually


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P.D.C.  Innovative  Industries


By:  /s/ Sandra Sowers
     -------------------------------------
     President
     -------------------------------------
     Title

                                    EXHIBIT A
                             DESCRIPTION OF PATENTS

THE POCKET PITCH DIAL LEVEL has an adjustable center level dial and bulb; it is of 4" fixed length, weighs 6 ounces. This pocket-sized, belt-attachable level, offers the convenience of an integrated 360-degree rotating center level bulb & dial for use in limited space areas. Due to this level's design, In addition to standard level applications for horizontal and vertical calibration, adjustment and leveling, the Pocket Pitch Level is specifically designed to be uniquely valuable in all situations where zero tolerance precision in variable degree leveling is required, including roof pitch, plumbing pitch and other non-standard, variable pitch angle measurements.

THE POCKET LEVEL has a fixed center level bulb; it is of 4" fixed length weighs 3 ounces. Similar to the Pocket Pitch Level, this level is also designed for easy transport and use in cramped, limited space areas. Due to this levers design, this level's zero-tolerance angle measurement is more precise than any competitive mechanical level currently marketed. This level is designed to be used in all situations where horizontal leveling is desirable, including carpentry, glasswork, cabinetry, plumbing, and framing applications where exact horizontal adjustment or measurement is required. 4 6

THE 18" DIAL LEVEL has adjustable center level dial and bulb, 18" collapsed length (extends to 24" and 30"), weighs 40 ounces. This level offers the convenience of an. integrated 360 degrees variable pitch (variable angle) rotating center level bulb and dial. The 18" Dial Level adjusts to work area and takes place of three separate conventional levels 18", 24" and 30" when fully extended). Due to this level's design, this level's zero-tolerance angle is more precise than any competitive mechanical level currently marketed. In addition to standard level applications for horizontal and vertical calibration, adjustment and leveling, the 18" Dial Level can be expanded to fit the work area and is specifically designed to be uniquely valuable in all situations where zero-tolerance precision in variable degree leveling (0-45 degrees) is required, including roof pitch, plumbing pitch, and other non-standard variable pitch angle measurements.

THE 18" STANDARD LEVEL has a fixed center level dial and bulb, 18" collapsed length (extends to 24" and 30"), weighs 26 ounces. Similar to the 18" Dial Level but without the variable angle rotating center level and bulb, this zero-tolerance level also adjusts to the work area and takes place of three non-adjustable separate levels (18", 24" and 30" when fully extended). In all situations where zero-tolerance precision is required for standard (non-variable) horizontal and vertical calibration, adjustment and leveling, including flexible work space applications in carpentry, glass work, cabinetry, plumbing, framing and other construction jobs, the 18" Standard Level is specifically designed to be uniquely valuable.

THE SQUARING LEVEL is similar in appearance to a traditional framing square. However this Squaring Level's 90 degree arms extend to 12" and can be extended to 12" x 18" and 18" x 18" squaring levels on both ends, 45 degree squaring level at arm joint. This level is weighs 32 ounces, can be custom engraved, and is available in a selection of colors. In addition to providing zero-tolerance 90 and 45 degree framing guidance, the Squaring Level can be used to provide absolutely precise horizontal or vertical leveling. The Squaring Level is specifically designed to be uniquely valuable in any situation where zero-tolerance 45 or 90 degree framing or horizontal and vertical calibration, adjustment and leveling is desirable. Applications include finished carpentry, glass and mirror work, cabinetry, standard framing, and other exacting construction jobs.

PERFECT SEAL Perfect Seal is a seal, which can be added to the bottom of a door in any home or office. It is not a door sweep, but rather a seal, which does not touch the flooring of the room until the door is closed tightly. This creates a perfect airtight closing sea) that keeps out insects, noise, cold or hot air. It is made with a tongue and grove, which makes it airtight. When a door, which is equipped with the Perfect Seal, is closed, the seat drops down from inside the door (where it is stored when not deployed), and the rubber meets the floor. When the door is opened, the seal draws back up, thus avoiding any friction with or rubbing against the floor. Perfect Seal is made of Anodized Aluminum.


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FLOW  MIZER  The  Flow  Mizer  is  designed  to  address  the  problem  of water conservation acute in many parts of the United States and abroad. Flush Mizer is a double flapper valve, which universally fits most toilet tanks and saves approximately 30% of tank water per flush of liquid waste. Since flushing liquid waste accounts for the major part of the usage of toilet facilities, the Flush Mizer is designed in such a way that an up-motion of the handle provides for water-saving liquid waste flushing, while a down-flush motion of the handle provides for solid waste flushing, maintaining full flush.


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